Exhibit 1.01

Juniper Networks, Inc.

Conflict Minerals Report For The Year Ended December 31, 2017

This Conflict Minerals Report (this “Report”) for Juniper Networks, Inc. (the “Company”, “Juniper”, “our” or “we”) covers the reporting period from January 1, 2017 to December 31, 2017, and is presented in accordance with Rule l 3p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in the Rule as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, tin, tantalum, tungsten, and gold (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”). The adjoining countries include: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.

Throughout this Report, whenever a reference is made to any document, third party material or website (including Juniper’s website), such reference does not incorporate information from such document, material or website into this Report, unless expressly incorporated by reference herein.

Overview

Company Overview

At Juniper, we design, develop, and sell products and services for high-performance networks, to enable customers to build scalable, reliable, secure and cost-effective networks for their businesses, while achieving agility, efficiency and value through automation.

Product Overview

The Company sells high-performance routing, switching, and security networking products and service offerings to global service providers, cloud providers, national governments, research and public-sector organizations and other enterprises who view the network as critical to their success.

Supply Chain Overview

Juniper manufacturing and operations manage relationships with our global supply chain, which includes our contract manufacturers, original design manufacturers, components suppliers, warehousing and logistics. Our contract manufacturers and original design manufacturers in all locations are responsible for all phases of manufacturing, from prototypes to full production and assist with activities such as material procurement. Given our downstream position in the supply chain, such that we do not have any direct relationships with the smelters or refiners in our supply chain, we rely heavily on our first-tier suppliers to provide information about the sources of 3TG used in our products.

Industry Alignment Overview

Since 2011, Juniper has supported the development of industry tools and programs that provide a common means to report or collect due diligence information on the source and chain of custody of 3TG through our membership in the Responsible Minerals Initiative (the “RMI”, formerly known as the Conflict-Free Sourcing Initiative). The RMI is a recognized industry coalition focused on addressing and advancing the responsible sourcing of 3TG in the supply chain. Through the RMI and its workgroups, the Due Diligence Practice Team, Sensing and Prioritization Team and Smelter Engagement Team, Juniper has been actively engaged, and continues to work, with industry peers in an effort to ensure that our reasonable country of origin inquiry (“RCOI”) and due diligence processes are aligned with industry approaches. The primary objective of this alignment is to help ensure that the 3TG in our in-scope products are sourced responsibly. Through our participation in the RMI, we seek to maximize the efficiency and effectiveness of our efforts to identify 3TG smelters and refiners in our supply chain and to encourage their participation in RMI’s Responsible Minerals Assurance Process (the “RMAP”). The RMAP is a voluntary initiative in which an independent third party audits smelter and refiner management systems and sourcing practices to validate conformance with RMAP protocols and current global standards, and determine if the facility has provided sufficient documentation to demonstrate with reasonable confidence that the 3TG it processes originates from conflict-free sources. As it is a standardized protocol, we, along with other leading participants in the electronics industry, rely on the RMAP or equivalent industry-wide programs for audits of 3TG smelters and refiners.

Additionally, through the RMI and its workgroups, Juniper monitors the social, health and safety, and human rights impacts of the industry’s efforts to promote responsible sourcing in the Covered Countries and uses that information to inform our compliance program.

In order to avoid negative impact on the livelihoods of those in the mining communities in the Covered Countries, we do not embargo the sourcing of 3TG from the Covered Countries and encourage our suppliers to continue to responsibly source 3TG from the Covered Countries.

Products Covered by this Report

The Company determined that 3TGs were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the 2017 calendar year. We determined that only some of our products were in-scope of this compliance program, based on the criteria that they contain or may contain one or more of the 3TGs.

Our in-scope products consisted of our routing, switching, and security hardware products.

For further information concerning our products, see the subheading “Products, Services and Technology” in “Item 1. Business” of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018.

The products covered by this Report, and the other information contained herein, do not include the hardware products contracted to be manufactured by Aurrion, which we acquired during August 2016. These products are excluded pursuant to the transition exemption in the Rule.

Reasonable Country of Origin Inquiry

RCOI Overview and Process

Juniper was required to undertake a RCOI with respect to the necessary 3TG in its in-scope products that is reasonably designed to determine whether any of the necessary 3TG originated in any of the Covered Countries and were not from recycled or scrap resources. Based on our RCOI design, we surveyed suppliers that provide physical components that become part of our end products or provide manufacturing services for our end products (collectively, “direct suppliers”), including those direct suppliers that, according to the Heritage 2017 Index of Economic Freedom, operate in countries considered unfree. For the reporting period covered by this Report, the direct suppliers surveyed (the “Surveyed Suppliers”) represented an aggregate of 99% of our total direct materials expenditures in 2017.

To determine whether necessary 3TG in our products originated in the Covered Countries, we retained Assent Compliance (“Assent”), our third party service provider, to assist us in surveying our Surveyed Suppliers and provide an analysis of the resulting data. We utilized the then latest revision of the RMI’s Conflict Minerals Reporting Template (“CMRT”) to conduct a survey of all Surveyed Suppliers through Assent’s platform.

We requested that all Surveyed Suppliers complete a CMRT, and we provided training and educational materials to assist such suppliers on best practices and the completion of the CMRT. The training program was intended to help ensure the quality and completeness of the CMRTs received from the Surveyed Suppliers. Assent monitored and tracked all communications in their platform. Both Juniper and Assent contacted Surveyed Suppliers that were unresponsive in completing a CMRT.

Automated data validation was performed on all submitted CMRTs. This helped to identify contradictory answers in CMRTs, informed our follow-up with Surveyed Suppliers and we believe ultimately increased the accuracy of submissions. Data validation was based on completion of questions in the CMRT and on an analysis of internal consistency among responses in the CMRT. Following the data validation process, CMRTs were accepted and classified as valid or invalid. Surveyed Suppliers that submitted an invalid CMRT, where contradictory or incomplete information was provided, were contacted and requested to resubmit a valid and complete form.

As of May 1, 2018, 99% of the Surveyed Suppliers submitted a CMRT.

RCOI Results

Our RCOI identified 321 known smelters and refiners that appear on the lists maintained by the RMI and the London Bullion Market Association (“LBMA”) that may have been in our 2017 supply chain. Based on Juniper’s RCOI, we concluded that 117 of these smelters and refiners sourced 3TG entirely from outside of the Covered Countries, including from recycled or scrap sources. We determined that 20 of the identified smelters and refiners sourced 3TG in whole or in part from within the Covered Countries, but all 20 of these smelters and refiners were designated as “conformant” by the RMAP. Juniper’s conclusions concerning the origin of 3TG are based on information provided by the RMI to its members.

For 2017, Juniper was unable to determine the origin of at least a portion of the necessary 3TG in its in-scope products. None of the necessary 3TG contained in its in-scope products were determined to directly or indirectly finance or benefit armed groups in a Covered Country. However, Juniper did not conclude that any of its in-scope products were “DRC conflict-free.”

Based on the results of our RCOI, we conducted due diligence for 2017. These due diligence efforts are discussed below.

Due Diligence

Design of Due Diligence Program

We designed our due diligence measures to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “Guidance”) and the related Supplements for gold and tin, tantalum, and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.

A description of certain activities undertaken by Juniper with respect to each of the due diligence-related steps of the Guidance is provided below.

Step 1: Establish Strong Company Management Systems

We have established management systems that conform to Step 1 of the Guidance and that include the following elements:

Conflict Minerals Policy: Juniper has published and communicated to our suppliers a company policy stating our commitment to responsible sourcing of 3TG and our ongoing effort with suppliers to achieve a conflict-free supply chain. This policy can be viewed on our website at https://www.juniper.net/us/en/company/citizenship-sustainability/supply-chain/#tab=dtabs-4. The policy is periodically reviewed by our internal conflict minerals operations team, and has been approved by Juniper’s conflict minerals executive champions, the Vice President of Manufacturing Operations and Senior Vice President, General Counsel. It is also integrated into our Juniper Business Partner Code of Conduct (https://www.juniper.net/assets/us/en/local/pdf/additional-resources/business-partner-code-of-conduct.pdf), which requires suppliers to exercise due diligence on the source of 3TG and make this information available to Juniper upon request.

Governance structure to support due diligence activities: Juniper has established a conflict minerals governance structure that includes certain senior management at Juniper and a conflict minerals operations team comprised of individuals from Supply Chain Operations; Environmental, Health, Safety and Security; Engineering; Investor Relations; Finance; Internal Audit; Sales; Legal; Government Affairs; Compliance; and Corporate Communications. Our conflict minerals operations team, under the leadership and purview of Juniper’s executive champions (Vice President of Manufacturing Operations and Senior Vice President, General Counsel), guides the development, implementation and maintenance of Juniper’s conflict minerals program. Executive champions establish the goals of the conflict minerals operations team, receive updates on the status of the program, approve recommended changes to the program, and evaluate whether Juniper should suspend, disengage, or take other action with a supplier who is unresponsive to Juniper’s request for information or, if found to be the case, knowingly sources minerals that finance or benefit armed groups.

Juniper also uses a third-party service provider, Assent, to assist us with collecting and evaluating supply chain information regarding 3TGs. We also utilize specialist outside counsel to advise on some aspects of our 3TG compliance program.

Control systems and transparency: Juniper expects all of our suppliers to exercise due diligence on the source and chain of custody of any 3TGs used in the production of the in-scope products, materials, or components sold to Juniper. These expectations are communicated to our suppliers through the supplier onboarding process and business reviews. Juniper seeks to strengthen our relationship with our suppliers, including by providing training and through our Business Partner Code of Conduct.

Supplier engagement: We engage with suppliers to request that they complete a valid CMRT for the in-scope products that they supply to us. Juniper has adopted engagement procedures that include steps of supplier engagement and escalation such as in-person meetings, business reviews, outreach conducted by commodity managers, sharing of best practices and training resources, and identification of corrective actions. When entering into or renewing supplier master purchase agreements, we include our Business Partner Code of Conduct. We provide education and training resources for our suppliers through Assent’s Learning Management System, Assent University, and provide all in-scope suppliers access to Assent’s conflict minerals training course. This training is tracked and evaluated based on completion. Additional training is provided to selected suppliers who report smelters or refiners of potential concern.

Grievance mechanisms: Employees, customers, partners, and suppliers are encouraged to immediately alert Juniper to any events of questionable, fraudulent, or illegal nature that are, or may be, in violation of the Juniper’s codes of conduct, including any events relating to the source of 3TG in products supplied by our in-scope suppliers. Information may be submitted through email to integrity@juniper.net, by phone to the toll-free Juniper Integrity Hotline at +1-855-410-5445, online at integrity.juniper.net (https://app.convercent.com/en-us/LandingPage/1f4c50fe-2706-e411-9dec-80c16e20c34c), or directly to Juniper’s Chief Compliance Officer. Information can be submitted anonymously and will be kept confidential to the fullest extent practicable and allowed by law.

Records maintenance: Juniper has implemented a document retention policy to retain 3TG-related documents for a period of five years, including supplier responses to CMRTs. We store the information and findings from this process in an electronic database.

Step 2: Identify and Assess Risk in the Supply Chain

We identify and assess risk in our supply chain in conformance with Step 2 of the Guidance. Our compliance steps include surveying our supply chain using the CMRT, aggregating and analyzing the responses, and following up with suppliers for clarification or with requests for further information when their responses trigger specified quality control flags. We have taken steps to strengthen our due diligence efforts over time, including for 2017 expanding the number of Surveyed Suppliers by adding suppliers at a lower spend threshold who are operating in countries considered “unfree” by the Heritage 2017 Index of Economic Freedom. We have also expanded the trainings and learning modules offered to our suppliers through our relationship with Assent. Our due diligence results are discussed below under “Due Diligence Results”.

The primary risk we identified with respect to the 2017 reporting period related to the nature of the responses received. 63% of the responses received provided data at a company level or did not specify the smelters or refiners that processed the 3TG in the products, materials or components supplied to Juniper. Additionally, 61% of the Surveyed Suppliers indicated that they received supply chain information regarding their supply chains from less than 75% of their suppliers and, therefore, they may not have provided a comprehensive list of all smelters and refiners in their supply chains.

Among other things, as part of our due diligence, we compared the smelters and refiners listed in the CMRTs received to the list of smelters and refiners maintained by the RMI. Each smelter or refiner is assigned a risk of high, medium, or low based on its geographic proximity to the Covered Countries, its RMAP audit status and any credible evidence of unethical or conflict sourcing. In addition to the risk mitigation steps described below, suppliers that identify smelters or refiners that are categorized as high risk are requested to submit a product-level CMRT and are directed to educational resources on Assent’s website.

Additionally, suppliers’ CMRT responses are used to evaluate their program strength. The criteria used to evaluate the strength of the program include whether the supplier (1) has a conflict minerals sourcing policy, (2) has implemented 3TG due diligence measures, (3) reviews due diligence information received from suppliers against the expectations set forth in its policy and (4) has a corrective action process. Suppliers that meet or exceed these criteria (answer “Yes” to all four criteria) are deemed to have a “strong” program; otherwise their program is deemed to be “weak”. For 2017, 14% of the Surveyed Suppliers that completed a CMRT were identified as having a “weak” program. In addition to the risk mitigation steps discussed below, if a supplier’s program is deemed to be weak, it is provided with further guidance and education through Assent’s learning tools.

Identifying and assessing the three risks of (1) information relevance, accuracy and comprehensiveness, (2) geographic proximity and (3) program strength are intended to help us to address Step 2 of the Guidance.

Step 3: Designing and Implementing a Strategy to Respond to Identified Risks

The results of our due diligence are shared with the executive champions, as well as with the Audit Committee of our Board of Directors.

We address any risks identified through the process described in Step 2 on a case-by-case basis. For suppliers who do not respond to Assent’s outreach, Juniper’s conflict minerals and supply chain operations teams contact those suppliers directly, requesting that they submit a CMRT. Other actions contemplated by our corrective action framework include, depending upon the particular circumstances, requesting a product-level CMRT and that the supplier take corrective action to ensure that any high-risk smelters or refiners are not in Juniper’s supply chain. We may also provide a supplier with further guidance and education on the Rule, the Guidance, and/or our compliance expectations.

We also address smelter and refiner-related risks, and seek to exercise leverage over smelters and refiners to become conformant, through our participation in the RMI, and its Smelter Engagement Team.

Step 4: Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We are a downstream supplier, many steps removed from the mining or processing of 3TG. Juniper does not purchase raw ore or refined 3TG, including from the Covered Countries.

Juniper supports independent third-party audits conducted by the RMAP through our financial support for the RMI. Juniper actively supports the goal of increasing smelter and refiner participation in the RMAP. As part of a consortium of companies during 2017, Juniper was a signatory on an outreach campaign to encourage 49 smelters and refiners that were not listed as conformant by the RMI to obtain an independent third-party audit.

Step 5: Reporting on Supply Chain Due Diligence

A Form SD and this Report are filed annually with the SEC, and a copy of this Report and the Form SD are made publicly available on our website at http://www.juniper.net/us/en/company/corporate-responsibility/.

Future Steps to Mitigate Risk

For 2018, we intend to continue to focus on collaborating with industry participants, through our membership in the RMI, to improve the systems of transparency and control in 3TG supply chains, which we believe mitigates the risk that 3TG contained in our in-scope products will finance or benefit armed groups in the Covered Countries.

In addition, as part of our ongoing efforts to mitigate the risk that the 3TG contained in our in-scope products finance or benefit armed groups in the Covered Countries, we intend to take the following steps for 2018:

•	Request that suppliers complete CMRTs on a product-specific basis, to enable us to determine which smelters and refiners actually process 3TG contained in our products.

•	Encourage our suppliers that have not already done so to implement due diligence procedures through targeted outreach that provides guidance and resources to improve program strength and increase rate of response from their own suppliers.

•	Encourage our suppliers to source only from conformant smelters and refiners by (1) awarding higher supplier Compliance, Risk and Sustainability scores to those who only utilize conformant smelters and refiners and (2) continuing to request facilities that are not listed as conformant by the RMI to obtain an independent third party audit. Supplier’s Compliance, Risk and Sustainability score is considered when identifying candidates for the Supplier of the Year and Sustainability awards.

•	Measure the overall improvement in smelter risk mitigation by tracking the certification status of individual smelters and refiners that we request to obtain an independent third party audit.

•	Include 3TG screening questions in the supplier selection and onboarding process.

•	Assess opportunities to meaningfully advance the missions of organizations supporting on-the-ground projects that assist companies in sourcing transparently and responsibly from the DRC or that support artisanal and small-scale mining communities by improving market access, and providing economic infrastructure development.

Due Diligence Results

Survey Results

For the 2017 reporting year, Juniper received CMRTs from 99% of the Surveyed Suppliers. For 2017, we surveyed 15 additional suppliers, as compared to the 2016 reporting period. One percent of the Surveyed Suppliers who submitted a CMRT did not correct the inaccuracies or gaps in the CMRT. Those CMRTs were therefore treated as invalid submissions.

Smelters and Refiners Potentially in Juniper’s Supply Chain

Based on our RCOI and due diligence, we identified 321 known smelters and refiners of 3TG that may be in our supply chain in 2017, as compared to 311 in 2016, an increase of 3%. See Appendix A below for a list of these smelters and refiners, along with their compliance status. Appendix A does not include the names of entities received through our due diligence process that, as of May 1, 2018, were not listed on the RMI’s list of known smelters and refiners.

A summary of the known smelters and refiners for each 3TG that may be in our supply chain and their RMAP compliance status is provided below:

73% (109) of the known gold refiners that may be in our supply chain are listed as conformant (101) or active (8).

97% (42) of the known tantalum smelters that may be in our supply chain are listed as conformant (42).

89% (74) of the known tin smelters that may be in our supply chain are listed as conformant (72) or active (2).

93% (43) of the known tungsten smelters that may be in our supply chain are listed as conformant (42) or active (1).

Not all of the smelters and refiners listed on the CMRTs that we received may have processed the necessary 3TG contained in Juniper’s in-scope products, since, as noted earlier in this Report, many of the Surveyed Suppliers reported their CMRT at a “company-level”. In addition, Surveyed Suppliers may have also reported smelters and refiners that were not in Juniper’s supply chain due to over-inclusiveness of the information received from their suppliers or for other reasons. Finally, the smelters and refiners reflected in Appendix A may not include all of the smelters and refiners in Juniper’s supply chain, since some Surveyed Suppliers did not identify all smelters and refiners in their supply chain, and because not all Surveyed Suppliers responded to Juniper’s inquiries.

As of the date of this Report and for the reporting period covered by this Report, we have not identified a supplier, smelter or refiner that we have reason to believe is sourcing 3TG contained in our in-scope products that is directly or indirectly financing or benefiting an armed group. However, we have not determined that any of our products are “DRC conflict-free.”

Country of Origin Information and Efforts to Determine Mine Location

The identified countries of origin of the 3TG processed by the conformant smelters and refiners listed in the table in Appendix A may have included the countries in the categories listed below. The listed countries of origin are derived from information made available by the RMI to its members. Except for the DRC, the RMI does not indicate individual countries of origin of the 3TG processed by conformant smelters and refiners. Instead, the RMI indicates country of origin by category: L1, L2, and L3. The categories are based on sourcing risk, as indicated below.

LI—Countries that are not identified as conflict regions or plausible areas of smuggling or export of 3TG from the Covered Countries. Countries of origin include: Argentina, Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United Kingdom, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2—Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG. Countries of origin include: Mozambique and South Africa.

L3—The DRC and its nine adjoining countries. Countries of origin include: Burundi, Rwanda and Uganda.

Alternatively, or in addition, some of the conformant smelters and refiners did source or may have sourced from recycled or scrap sources.

Because the RMI generally does not indicate individual countries of origin of the 3TG processed by conformant smelters and refiners, Juniper was not able to determine the countries of origin of the 3TG processed by the listed conformant smelters and refiners with greater specificity. In addition, for some of the listed conformant smelters and refiners, origin information is not disclosed by the RMI. Juniper did not determine the countries of origin of the 3TG processed by other smelters and refiners listed on Annex A.

Juniper endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by conducting a supply-chain survey with suppliers using the CMRT and through the information made available by the RMI to its members, as well as the other measures described in this Report.

Forward-Looking Disclaimer

This Report, including the section entitled “Future Steps to Mitigate Risk”, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our business, products and 3TG compliance efforts, including steps we intend to take to mitigate the risk that the 3TGs in our products benefit armed groups, and the industry’s 3TG-related compliance efforts. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “would,” “could,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. While forward-looking statements in this Report are based on reasonable expectations of our management at the time that they are made, you should not rely on them. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that smelters or refiners may not participate in the RMAP; political and regulatory developments, whether in the Covered Countries, the United States or elsewhere; as well as risks discussed under the heading “Risk Factors” in our most recent Annual Report on 10-K or subsequent Quarterly Report on Form 10-Q and in other reports we file with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Appendix A

Smelters and Refiners List

The below table lists the known smelters or refiners that were identified by the Surveyed Suppliers through their CMRTs and that are, as of May 1, 2018, listed on the RMI’s list of known smelters and refiners. This list includes the Metal, Standard Smelter Name, Smelter Facility Location, Smelter ID, and RMI audit status. As indicated in the Report to which this Appendix is attached, this list has been created based on Surveyed Supplier responses. Not all of the smelters and refiners listed on CMRTs that we received may have processed the necessary 3TG contained in Juniper’s in-scope products, since many of the Surveyed Suppliers reported their CMRT at a “company-level”. In addition, this list may include reported smelters and refiners that were not in Juniper’s supply chain due to over-inclusiveness of the information received from Surveyed Suppliers or for other reasons. The smelters and refiners listed below may not include all of the smelters and refiners in Juniper’s supply chain, since some Surveyed Suppliers did not identify all smelters or refiners in their supply chain, and because not all Surveyed Suppliers responded to Juniper’s inquiries.

*	RMI Audit Status is effective as of May 1, 2018. For purposes of this table, “Conformant” denotes that the smelter or refiner participates in and has been listed as “conformant” by the RMAP and “Active” denotes that the smelter or refiner is “active” in the RMAP process by participating in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program, but that the audit has not yet been completed. Smelter and refiner status reflected in this Appendix is based solely on information made publicly available by the RMI, without independent verification by Juniper.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status*
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant

Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active
Gold	L’Orfebre S.A.	ANDORRA	CID002762	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Enrolled
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Not Enrolled

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Not Enrolled
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conformant
Tantalum	Duoluoshan	CHINA	CID000410	Not Enrolled
Tin	Alpha	UNITED STATES	CID000292	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant
Tin	CV United Smelting	INDONESIA	CID000315	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant

Tin	Dowa	JAPAN	CID000402	Conformant
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Active
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Not Enrolled
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Not Enrolled
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Not Enrolled
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled
Tin	Super Ligas	BRAZIL	CID002756	Not Enrolled
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Not Enrolled
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled